UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2005

PACIFIC ALLIANCE VENTURES LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-50608

(Commission File Number)

98-0414501

(I.R.S. Employer Identification Number)

Suite C102, 10000 North 31st Avenue

Phoenix, Arizona   85051   USA

(Address of principal executive offices, including zip code)

(602) 252-4477

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

On November 28, 2005, the directors of Pacific Alliance Ventures Ltd. (the “Registrant”) approved a change of the Registrant’s name from “Pacific Alliance Ventures Ltd.” to “Eurasia Energy Limited”.  Also on November 28, 2005, shareholders of the Registrant owning 54.81% of the Registrant’s issued common shares approved the Registrant’s proposed name change by consent resolution.  The Registrant has filed proxy materials on form Schedule 14C with the U.S. Securities and Exchange Commission disclosing the proposed action to change the Registrant’s name by consent resolution of the majority of shareholders.

Item 1.01 – Entry Into a Material Definitive Agreement

The Registrant has entered into a memorandum of understanding (“MOU”) with the State Oil Company of the Azerbaijan Republic (“SOCAR”) which grants the Registrant the exclusive right to negotiate an Exploration, Rehabilitation, Development and Production Sharing Agreement (“ERDPSA”) for a 600 square kilometer oil and gas block (the “Block”) in the Republic of Azerbaijan.  The effective date of the MOU is December 7, 2005.  The Block includes the producing Alat-Deniz oil and gas field and seven additional exploration structures namely, the Hamamdag-Deniz, Garasu, Sangi-Mugan, Ulfat, Aran-Deniz, Dashly and Sabayil structures.  The Block is located in the shallow coastal waters of the

Azerbaijan sector of the Caspian Sea approximately 70 kilometers south of the Azerbaijan capital of Baku.

Under the terms of the MOU, the Registrant has 12 months to negotiate and sign the ERDPSA with SOCAR.  The MOU stipulates that SOCAR will provide the Registrant with all existing data relevant to the Block within 60 days from the effective date of the MOU.

The Registrant’s technical team including geologists and petroleum engineering consultants will shortly start a review of the production and exploration data and will assist management in the preparation of a rehabilitation, development and exploration plan for the Block.  This will form the basis of the terms of the ERDPSA.

The opportunity for the Registrant to be considered by SOCAR as a partner for development of the Block is attributable to the efforts of the Registrant’s President and Chief Executive Officer, Mr. Nicholas W. Baxter.  Mr. Baxter is currently a resident of Aberdeenshire, Scotland.  Mr. Baxter has a 20 year career in international resource exploration and development.  Originally trained as a geophysicist, Mr. Baxter received a Bachelor of Science (Honors) from the University of Liverpool in 1975.  Mr. Baxter has worked on geophysical survey and exploration projects in the U.K., Europe, Africa and the Middle East.  From 1981 to 1985, Mr. Baxter was a director of Resource Technology plc, a geophysical equipment sales/services company.  Resource Technology plc went public on the USM in London in 1983 and graduated to the London Stock Exchange in 1984.  Mr. Baxter was a director of Ocean Marine Technologies Inc. from 1987 to 1990.  Ocean Marine Technologies Inc. was involved in offshore gold exploration and light manufacturing and went public on the Vancouver Stock Exchange in 1986.  From 1986 to 2002, Mr. Baxter was the Chief Operating Officer and a director of A&B Geoscience Corporation (now Arawak Energy Corporation).

In the early 1990’s, Mr. Baxter was among the first western entrepreneurs to establish operations in Azerbaijan following the cessation of Soviet influence in the country.  In 1994, Mr. Baxter negotiated and managed the first marine seismic survey in the Caspian Sea by a western contractor.  This 2D seismic survey was conducted over a Block offshore Turkmenistan using an Azerbaijani vessel provided under an agreement with SOCAR.  Following the successful completion of this marine seismic survey and the development of a good working relationship with SOCAR, Mr. Baxter commenced negotiations on behalf of A&B Geoscience Corporation for exploration and development rights over an onshore oil and gas Block.  These efforts culminated in 1998 with the signing of the first onshore production sharing agreement in Azerbaijan by Commonwealth Gobustan Limited (a subsidiary of A&B Geoscience Corporation) and its partner, Union Texas Petroleum.  In 2002, an international oil trading firm purchased control of a majority interest in A&B Geoscience Corporation (now Arawak Energy Corporation).  Mr. Baxter ceased to be an officer and director of Arawak Energy Corporation in 2003.  Mr. Baxter is an original subscribing shareholder of the Registrant and owns 15% of our currently issued common shares.

The Block includes the producing Alat-Deniz oil and gas field and a string of seven prospective exploration structures trending in a south-easterly direction from the coast to seventy kilometers offshore. Water depths are predominantly up to twenty meters and reach a maximum of fifty meters at the far end of the Block. The Alat-Deniz field was discovered in 1983 and to date has produced approximately 12.5 million barrels of oil and 1 billion cubic meters of gas.  SOCAR estimates recent production to be approximately 750 barrels of oil and 100,000 cubic meters of gas per day from 14 wells, and remaining recoverable reserves from the Alat-Deniz field of 15 million barrels of oil and 1 billion cubic meters of gas.  The main producing horizon is at 3,700-4,500 meters depth.  Available data includes low density Soviet-era seismic over the entire Block and well data from the Alat-Deniz field and several other structures.  In addition there is modern seismic and well data in onshore and offshore areas proximal to the Block that may be used for interpolation.

Notable offshore projects in Azerbaijan include the Azeri-Chirag-Guneshli field estimated to hold reserves in excess of 5 billion barrels of oil, and the Shah Deniz field estimated to contain more than 400 billion cubic metres of gas.  Both fields are being developed by consortia headed by BP and include other major international companies including SOCAR, Exxon, Unocal, Devon Energy, Amerada Hess, TPAO, Statoil, Lukoil and Itochu.  Oil and gas will be delivered to world markets by the Baku-Tbilisi-Ceyhan (BTC) export oil pipeline to the port of Ceyhan on Turkey's Mediterranean coast, and the South Caucasus Gas Pipeline (SCP) to Turkey.  In total 17 projects are at various stages of development onshore and offshore Azerbaijan, involving 27 foreign companies from 13 countries.

The Registrant’s entry into the MOU with SOCAR and eventual change of business will not result in the issuance of any equity or debt securities by the Registrant. The transaction does not constitute a reverse takeover or “back door listing”.  The Registrant has no immediate plans for changes to its board of directors.  During the course of building the development plan for the Block and negotiating the provisions of the ERDPSA, the Registrant may invite additional qualified individuals with international oil and gas experience to join its board of directors.  The Registrant anticipates that its current business not directly related to the MOU will continue through the first two quarters of fiscal 2006 ending June 30, 2006 as current contractual obligations are satisfied.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(a)

Financial Statements of Business(es) Acquired

Not Applicable

(b)

Pro forma Financial Information

Not Applicable

(c)

Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ALLIANCE VENTURES LTD.

Per:

/s/Gerald R. Tuskey

Gerald R. Tuskey,

C.F.O. and Director